Exhibit 10.17
Buenos Aires, February 1, 2010
Messrs.
Adeco Agropecuaria S.A.
Catamarca 3454
1649, Martínez, Provincia de Buenos Aires
Argentina
Ref.: Amendment to supply offer Letter
Dear Sirs,
     We write to you following our prior conversations regarding the amendment of the Milk Required Volumes contained in the Offer Letter dated November 7, 2007 (the “Offer Letter”), and hereby irrevocably offer you to modify and amend the Offer Letter, in accordance with the following terms and conditions (the “Amendment”):
ARTICLE I — DEFINITIONS
Terms not defined herein shall have the same meaning that the one given to such terms in the Milk Supply Agreement.
ARTICLE II — AMENDMENTS TO SECTION 7 OF THE MILK SUPPLY AGREEMENT REFERRED IN THE OFFER LETTER
2.1. Section 7 of the Milk Supply Agreement referred in the Offer Letter shall be amended and restated as follows:
“7.1. In order to perform this Offer Letter, Adeco shall deliver to La Lácteo (the “Maximum Supply Volume”) a fixed volume of three tank trucks per day, with a full cargo capacity of approximately 80,000 liters; provided however that under no circumstances shall Adeco be bound to deliver to La Lácteo and La Lácteo be bound to purchase from Adeco, a four-monthly volume of Milk exceeding 50 (fifty) per cent of La Lácteo’s total Milk’s purchases. To that end, La Lácteo shall furnish Adeco with monthly reports indicating its total purchases of raw milk during each calendar month”.
2.1. The following subsections shall be incorporated to Section 7 of the Milk Supply Agreement referred in the Offer Letter:
“7.4. The Milk produced in Adeco’s Dairy Farms, exceeding the volume stipulated in the first paragraph of section 7.1. will be managed by La Lácteo in order to take advantage of the best valuation opportunities as industry sales in the raw milk spot market or through fazon business”.

/s/ Carlos Ibarguren	/s/ Raul Filippi
CARLOS IBARGUREN D.N.I. 22.277.547	RAUL FILIPPI APODERADO
APODERADO
LA LACTEO S.A.

“7.5. In order to allocate the exceeding volume of Milk, La Lácteo will present to Adeco the raw milk sales options. To such extent, La Lácteo will furnish Adeco with a report detailing the potential buyer’s identification, physic/chemical specifications and composition, prices, payment terms and other commercial conditions set forth with the potential buyer, requesting Adeco’s selection and approval of the most profitable and convenient of the options presented.
Once Adeco has notified its decision to La Lácteo, La Lácteo will take all the proper steps required for the execution of a purchase agreement with Adeco’s chosen buyer”.
“7.6. La Lácteo will furnish Adeco with a monthly report, which will specify the volume of Milk managed, Milk gross sales values and the deductions originated by the expenses of the sale operation.
La Lácteo will charge Adeco with a 3 per cent commission of the Milk gross sales value for the services rendered in the sale operation. The amount related to such commission will be included in the deductions reported to Adeco”.
“7.7. La Lácteo will act in the Milk sales operations by order and account of Adeco, and under any circumstances will be held accountable over non collectable or doubtful accounts, volume differences, quality problems, and/or any other demand or damages that could emerge from the Milk sales operations”.
ARTICLE III — NO NOVATION
The above referred amendments shall in no event be construed as a novation of the Milk Supply Agreement referred in the Offer Letter, and all the provisions of such Milk Supply Agreement shall remain in full force and effect. With effect from the date of the execution of this Amendment, the Milk Supply Agreement referred in the Offer Letter and this Amendment shall be read and construed together as one document
ARTICLE IV — STAMP TAX
If applicable, the stamp tax that may be levied on this Amendment shall be equally borne by the Parties.
This Amendment shall be valid until February 28, 2010 and shall be deemed accepted by Adeco if they deliver the Milk Required Volumes as per the terms set forth in this Amendment before February 28, 2010. Subject to the delivery of the Milk Required Volumes by Adeco within the said term, the Amendment and understandings contained herein shall be binding upon Adeco and La Lácteo.

Without any further notice, we remain,

Sincerely,

LA LACTEO S.A.
Name:
Title:

/s/ Carlos Ibarguren	/s/ Raul Filippi
CARLOS IBARGUREN D.N.I. 22.277.547	RAUL FILIPPI APODERADO
APODERADO
LA LACTEO S.A.